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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-1482, Registration Statement No. 33-44354, Registration Statement No. 33-74840, Registration Statement No. 33-74842, Registration Statement No. 333-41102 and Registration Statement No. 333-41100 of Fechtor, Detwiler, Mitchell & Co. and subsidiaries on Forms S-8 of our report dated March 9, 2000 appearing in the Annual Report on Form 10-K of Fechtor, Detwiler, Mitchell & Co. and subsidiaries for the year ended December 31, 1999.


/s/ Deloitte & Touche LLP


Boston, Massachusetts
February 26, 2001